UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2017

AGRITEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15673	20-8484256
(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Avenue, Suite 500 Miami, FL	33131
(Address of principal executive offices)	(Zip code)

(305) 721-2727
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

LG Capital Funding, LLC

On January 24, 2017, the Company completed the closing of a private placement financing transaction (the “Transaction”) with LG Capital Funding, LLC (“LG”), pursuant to a Securities Purchase Agreement (the “LG Purchase Agreement”). Pursuant to the LG Purchase Agreement, LG purchased two 8% Convertible Redeemable Notes (the “LG Notes”) in the aggregate principal amount of $189,000.00, comprised of two notes in the amount of $94,500.00 each. The first note was paid for by LG on January 24, 2017, whereby the Company received proceeds of $90,000.00 which excluded transaction costs, fees, and expenses and the second note shall be paid for by the issuance of an offsetting $94,500.00 Collateralized Secured Promissory Note (the “LG CSPN”) issued by LG to the Company.

Principal and interest is due and payable January 24, 2018, and the LG Notes are convertible into shares of the Company’s common stock at any time at the discretion of LG at the lowest closing bid price during the eighteen (18) prior trading days including the day upon which a notice of conversion is received by the Company multiplied by fifty eight percent (58%), representing a forty two percent (42%) discount.

The foregoing description of the LG Purchase Agreement, the LG Notes and the LG CSPN does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cerberus Finance Group LTD

On January 24, 2017, the Company completed the closing of a private placement financing transaction (the “Transaction”) with Cerberus Finance Group LTD (“Cerberus”), pursuant to a Securities Purchase Agreement (the “Cerberus Purchase Agreement”). Pursuant to the Cerberus Purchase Agreement, Cerberus purchased two 8% Convertible Redeemable Notes (the “Cerberus Notes”) in the aggregate principal amount of $126,000.00, comprised of two notes in the amount of $63,000.00 each. The first note was paid for by Cerberus on January 24, 2017, whereby the Company received proceeds of $60,000.00 which excluded transaction costs, fees, and expenses and the second note shall be paid for by the issuance of an offsetting $63,000.00 Collateralized Secured Promissory Note (the “Cerberus CSPN”) issued by Cerberus to the Company.

Principal and interest is due and payable January 24, 2018, and the Cerberus Notes are convertible into shares of the Company’s common stock at any time at the discretion of Cerberus at the lowest closing bid price during the eighteen (18) prior trading days including the day upon which a notice of conversion is received by the Company multiplied by fifty eight percent (58%), representing a forty two percent (42%) discount.

The foregoing description of the Cerberus Purchase Agreement, the Cerberus Notes and the Cerberus CSPN does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended. The investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated January 24, 2017 by and between Agritek Holdings, Inc. and LG Capital Funding, LLC.
10.2	Convertible Redeemable Note dated January 24, 2017, by and between Agritek Holdings, Inc. and LG Capital Funding, LLC.
10.3	Convertible Redeemable Note Back End dated January 24, 2017, by and between Agritek Holdings, Inc. and LG Capital Funding, LLC.
10.4	Collateralized Secured Promissory Note dated January 24, 2017, by and between Agritek Holdings, Inc. and LG Capital Funding, LLC.
10.5	Securities Purchase Agreement dated January 24, 2017 by and between Agritek Holdings, Inc. and Cerberus Finance Group LTD.
10.6	Convertible Redeemable Note dated January 24, 2017, by and between Agritek Holdings, Inc. and Cerberus Finance Group LTD.
10.7	Convertible Redeemable Note Back End dated January 24, 2017, by and between Agritek Holdings, Inc. and Cerberus Finance Group LTD.
10.8	Collateralized Secured Promissory Note dated January 24, 2017, by and between Agritek Holdings, Inc. and Cerberus Finance Group LTD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRITEK HOLDINGS, INC.

Date: January 30, 2017	By:	/s/ B. Michael Friedman
B. Michael Friedman Interim Chief Executive Officer